                                                                     EXHIBIT 2.2


                                    BY-LAWS

                                       OF

                         INTERNATIONAL COMPUTEX, INC.,
                         ----------------------------

                             A GEORGIA CORPORATION

                 (AMENDED AND RESTATED AS OF DECEMBER 17, 1996)

                                   ARTICLE I

                                      SEAL
                                      ----
         The seal of the Corporation shall be in such form as the Board of Directors may from time to time determine. The signature of the Corporation followed by the word "Seal" enclosed in parentheses or scroll shall be deemed the seal of the Corporation, if affixed by appropriate authority. The seal may be affixed by the Secretary, or Assistant Secretary, or such other person or persons as may be designated by the Board of Directors or the Chief Executive Officer.

                                   ARTICLE II
                                  FISCAL YEAR
                                  -----------

         The fiscal year of the Corporation shall be fixed, and may be changed from time to time, by the Board of Directors.

                                  ARTICLE III
                            MEETINGS OF SHAREHOLDERS
                            ------------------------

         SECTION 1.  ANNUAL MEETING. The Annual Meeting shall be held on a date
                     ---------------
selected by the Board of Directors within 120 days following the end of the Corporation's fiscal year, provided that if such meeting shall not be held at the appropriate time, such meeting may be called, without statement of purpose, in accordance with the provisions for calling a special meeting. The notice of such specially called meeting shall state that it is to be held in lieu of the omitted meeting. At the Annual Meeting, the shareholders shall elect a Board of Directors and transact other business.

         SECTION 2.  SPECIAL MEETINGS. Special meetings of the shareholders may
                     -----------------
be held whenever and wherever called by the Chief Executive Officer, a majority of the incumbent Directors, or by shareholders owning not less than 25% of the outstanding voting shares.
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         SECTION 3.  NOTICE OF MEETINGS. Written notice of each shareholders'
                     -------------------
meeting, stating the place, day and hour of the meeting, and in the case of a special meeting, the purpose or purposes of the meeting, shall be given by the Secretary of the Corporation, or by persons authorized to call the meeting, to each shareholder of record entitled to vote at the meeting. Such notice shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either in hand, by telegram, by facsimile or by first class mail. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with first class postage thereon prepaid, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation.

         SECTION 4.  PLACE OF MEETINGS. Meetings of the shareholders may be held
                     ------------------
at any place selected by the persons authorized to call the meeting, either within or without the State of Georgia.

         SECTION 5.  RECORD DATES AND CLOSING OF TRANSFER BOOKS. The Board of
                     -------------------------------------------
Directors may fix, in advance, a date as the record date for the determination of shareholders, such date in any case to be not more than 70 days and, in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken; and only shareholders of record on such date shall be entitled to notice of and to vote at such meeting or to receive such dividend or rights, as the case may be.

         SECTION 6.  QUORUM. At all meetings of shareholders, one third of the
                     -------
voting stock issued and outstanding, present in person or by proxy, shall constitute a quorum for all purposes except as otherwise required by law. When a quorum is once present to organize a meeting, the shareholders present may continue to do business at the meeting, or at any adjournment thereof, notwithstanding the withdrawal of shareholders so as to leave less than a quorum present. A majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time, without further notice than announcement at such meeting. The vote of a majority of the shares entitled to vote at any meeting, as represented in person or by proxy, shall determine any action taken, except as otherwise provided in the Articles of Incorporation, by these By-Laws, or by law.

         SECTION 7.  VOTING AND INSPECTORS. Unless otherwise provided in the
                     ----------------------
Articles of Incorporation or in a shareholder's agreement, each outstanding share entitled to vote shall be entitled to one vote on each matter submitted to a shareholders' meeting. Cumulative voting shall not be permitted except as specifically provided for in the Articles of Incorporation. At any meeting at which Directors are to be elected, the Board of Directors or the Chief Executive Officer may, and upon the request of the holders of 25% of the shares entitled to vote at such meeting shall, appoint three inspectors of election who shall execute faithfully the duties of inspectors at such meeting with strict impartiality and according to the best of their ability, and shall, after any vote taken at such meeting, make a certificate of the result thereof. No candidate for the office of Director shall be appointed as such inspector.

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         SECTION 8.  PROXIES AND VOTING. At every meeting of the shareholders,
                     -------------------
all proxies shall be received and held, and all ballots shall be received and canvassed, by the Secretary of the meeting, who shall decide all questions relating to the qualification of voters, the validity of proxies, and the acceptance or rejection of votes, except that where inspectors of election have been appointed as provided in the preceding Section, the duties set forth herein shall be performed by such inspectors. Any voting shareholder may be represented and vote at any regular or special meeting by proxy authorized in writing, signed by the shareholder, and filed with the Secretary of the meeting at or before the holding of such meeting. No proxy shall be valid after the expiration of 11 months from the date thereof, unless otherwise specifically provided in the proxy.

         SECTION 9.  MATTERS CONSIDERED AT ANNUAL MEETINGS.  Notwithstanding
                     -------------------------------------
anything to the contrary in these By-Laws, the only business that may be conducted at an annual meeting of shareholders shall be business brought before the meeting (a) by or at the direction of the Board of Directors prior to the meeting, (b) by or at the direction of the Chairman of the Board or the Chief Executive Officer, or (c) by a shareholder of the Corporation who is entitled to vote with respect to the business and who complies with the notice procedures set forth in this Section 9. For business to be brought properly before an annual meeting by a shareholder, the shareholder must have given timely notice of the business in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered or mailed to and received at the principal offices of the Corporation on or before the later to occur of (i) 14 days prior to the annual meeting or (ii) five days after notice of the meeting is provided to the shareholders pursuant to Section 3 of this Article III. A shareholder's notice to the Secretary shall set forth a brief description of each matter of business the shareholder proposes to bring before the meeting and the reasons for conducting that business at the meeting; the name, as it appears on the Corporation's books, and address of the shareholder proposing the business; the number of shares of the Corporation's capital stock that are beneficially owned by the shareholder; and any material interest of the shareholder in the proposed business. Subject to applicable requirements of the Securities and Exchange Act of 1934, and the rules promulgated thereunder, the chairman of the meeting shall have the discretion to declare to the meeting that any business proposed by a shareholder to be considered at the meeting is out of order and that such business shall not be transacted at the meeting if (i) the chairman concludes that the matter has been proposed in a manner inconsistent with this Section 9 or (ii) the chairman concludes that the subject matter of the proposed business is inappropriate for consideration by the shareholders at the meeting.

                                   ARTICLE IV
                             THE BOARD OF DIRECTORS
                             ----------------------

         SECTION 1.  NUMBER AND TENURE OF OFFICE. Except as may be otherwise
                     ----------------------------
provided by an agreement among shareholders, the business and affairs of the Corporation shall be conducted and managed by the Board of Directors, consisting of not less than one individual. The number of Directors may be increased or decreased as provided in Section 2 of this Article. Each Director shall hold office until the Annual Meeting of shareholders next succeeding his election or until his successor is duly elected and qualified, unless he is removed from office or unless his resignation is accepted by a majority of the remaining Directors. Directors need not be shareholders.

         SECTION 2.  NUMBER, ELECTION AND TERM OF OFFICE.  The number of
                     -----------------------------------
directors of the Corporation shall be fixed by resolution of the Board of Directors or of the shareholders from time to time; provided, however, that no decrease in the number of directors shall have the effect of shortening the term of an incumbent director. Except as provided elsewhere in this Section 2 and in
Section 4 of this Article IV, the directors shall be elected at each annual meeting of shareholders, or at a special meeting of shareholders called for purposes that include the election of directors, by a plurality of the votes cast by the shares entitled to vote and present at the meeting. Except in case of death, resignation, disqualification or removal, the term of each director shall expire at the next succeeding annual meeting of shareholders. Despite the expiration of a director's term, he or she shall continue to serve until his or her successor, if there is to be any, has been elected and has qualified.

         SECTION 3.  REMOVAL OF DIRECTORS.  The entire Board of Directors or any
                     --------------------
individual director may be removed, with or without cause, by the shareholders. Removal action may be taken only at a shareholders' meeting for which notice of the removal action has been given. A removed director's successor, if any, may be elected at the same meeting to serve the unexpired term.

         SECTION 4.  VACANCIES.  A vacancy occurring in the Board of Directors
                     ---------
may be filled for the unexpired term, unless the shareholders have elected a successor, by the affirmative vote of a majority of the remaining directors, whether or not the remaining directors constitute a quorum. A vacancy or vacancies in the Board of Directors may result from the death, resignation, disqualification, or removal of any director, or from an increase in the number of directors.

         SECTION 5.  QUALIFICATION OF DIRECTORS.  No person elected to serve as
                     --------------------------
a director of the Corporation shall assume office and begin serving unless and until duly qualified to serve, as determined by reference to the Georgia Business Corporation Code, the Articles of Incorporation, and any further eligibility requirements established in these By-Laws.

         SECTION 6.  CERTAIN NOMINATION REQUIREMENTS.  No person may be
                     -------------------------------
nominated for election as a director at any annual or special meeting of shareholders unless (a) the nomination has been or is being made pursuant to a recommendation or approval of the Board of Directors of the Corporation or a properly constituted committee of the Board of Directors previously delegated authority to recommend or approve nominees for director; (b) the person is nominated by a shareholder of the Corporation who is entitled to vote for the election of the nominee at the subject meeting, and the nominating shareholder has furnished written notice to the Secretary of the Corporation, at the Corporation's principal office, not later than 14 days before the date of the meeting or five days after notice is given pursuant to Section 3 of Article III, whichever is later, and the notice (i) sets forth with respect to the person to be nominated his or her name, age, business and residence addresses, principal business or occupation during the past five years, any affiliation with or material interest in the Corporation or any transaction involving the Corporation, and any affiliation with or material interest in any person or entity having an interest materially adverse to the Corporation, and (ii) is accompanied by the sworn or certified statement of the shareholder that the nominee has consented to being nominated and that the shareholder believes the nominee will stand for election and will serve if elected; or (c) (i) the person is nominated to replace a person previously identified as a proposed nominee (in accordance with the provisions of subpart (b) of this Section 6) who has since become unable or unwilling to be nominated or to serve if elected, (ii) the shareholder who furnished such previous identification makes the replacement nomination and delivers to the Secretary of the Corporation (at the time of or prior to making the replacement nomination) an affidavit or other sworn statement affirming that the shareholder had no reason to believe the original nominee would be so unable or unwilling, and (iii) such shareholder also furnishes in writing to the Secretary of the Corporation (at the time of or prior to making the replacement nomination) the same type of information about the replacement nominee as required by subpart (b) of this Section 6 to have been furnished about the original nominee. The chairman of any meeting of shareholders at which one or more directors are to be elected, for good cause shown and with proper regard for the orderly conduct of business at the meeting, may waive in whole or in part the operation of this Section 6.

         SECTION 7.  COMPENSATION.  Directors may receive such compensation for
                     ------------
their services as directors as may be fixed by the Board of Directors from time to time. A director may also serve the Corporation in one or more capacities other than that of director and receive compensation for services rendered in those other capacities.

         SECTION 8.  PLACE OF MEETING. The Directors may hold the meetings of
                     -----------------
the Board within or without the State of Georgia as they may, from time to time, by resolution determine, or as shall be specified or fixed in the respective notices or waivers of notice thereof.

         SECTION 9.  REGULAR MEETINGS. The Annual Meeting of the Board of
                     -----------------
Directors shall be held as soon as practicable after the Annual Meeting of shareholders for the election of Directors, and may be without any notice to members of the Board if convened at the place of the Annual Meeting of shareholders on the same or on the next business day.

         SECTION 10.  SPECIAL MEETINGS. Special meetings of the Board of
                      -----------------
Directors may be held from time to time upon call of the Chief Executive Officer, the Executive Committee, or a majority of the incumbent Directors by oral, telegraphic, facsimile or written notice to each Director not less than two days before such meeting, specifying the date, time and place of the meeting.

         SECTION 11.  QUORUM. A majority of the members of the Board of
                      -------
Directors in office immediately before a meeting begins shall constitute a quorum for the transaction of business at such meeting, provided that a quorum shall in no case be less than two Directors unless there is only one Director, as may be permitted under Section l of this Article. If, at any meeting of the

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Board, there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time, without notice, other than an announcement at the meeting, until the quorum shall be present. The action of a majority of the Directors present at any meeting at which there is a quorum, shall determine any action taken by the Directors except as may be otherwise specifically provided by statute, by the Articles of Incorporation, by these By-Laws, or by any contract or agreement to which the Corporation is a party.

         SECTION 12.  EXECUTIVE COMMITTEE. There may be an Executive Committee
                      --------------------
of the Board of Directors, consisting of the Chief Executive Officer and such number of members as elected by the Board. The members of this Committee shall be elected at the Annual Meeting of the Board of Directors and shall serve until the next organizational meeting of the Board and until their successors shall be elected and qualify, unless sooner removed by a majority vote of the entire Board of Directors. In the event of a vacancy in the membership of the Executive Committee, the Board of Directors may fill such vacancy by a majority vote of the entire Board. A majority of said Committee shall constitute a quorum for all purposes. The Chief Executive Officer shall be Chairman of the Executive Committee, and the Committee may, by resolution, fix its own rules of procedure, the time and place of its meetings, and the method of call of its meetings. All actions of the Executive Committee shall be reported to the Board of Directors at its meeting next succeeding such action. The Executive Committee shall have only such powers and authority as the Board of Directors shall, by resolution, provide.

         SECTION 13.  OTHER COMMITTEES. The Board of Directors, by a majority
                      -----------------
vote of the entire Board, may create and appoint other committees which in each case shall consist of such number of members and shall have and may exercise, to the extent permitted by law, such powers, as the Board may determine by resolution. A majority of all members of any such committee shall determine its action, and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to change the members and, to the extent permitted by law, the powers of any such committee, to fill vacancies, and to discharge any such committee.

         SECTION 14.  INDEMNITY.
                      ----------

          (A) POWER TO INDEMNIFY - THIRD PARTY ACTIONS. The Corporation shall
              -----------------------------------------
indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a Director, officer, employee, or agent, or is or was serving at the request of the Corporation as a Director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, penalties, fines, and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in a manner he believed in good faith to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (B) POWER TO INDEMNIFY - ACTIONS BROUGHT IN THE RIGHT OF THE
              --------------------------------------------------------
CORPORATION. The Corporation shall indemnify any person who was or is a party or
------------
is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the investigation, defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

          (C) RIGHT TO INDEMNIFICATION. To the extent that a Director, officer,
              -------------------------
employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in clauses
(a) and (b), or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (D) DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION. Any
              ------------------------------------------------
indemnification under (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit, or proceeding, or (2) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (3) by the affirmative vote of a majority of the shareholders entitled to vote thereon, but shares owned by or voted under the control of Directors, officers, employees or agents who are at the time parties to the proceeding may not be voted on the determination and thus shall be deemed not outstanding for purposes of determining the foregoing majority.

          (E) ADVANCEMENT OF EXPENSES. Expenses incurred in defending a civil or
              ------------------------
criminal action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an

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undertaking by or on behalf of the Director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section and he furnishes the Corporation a written affirmation of his good faith belief that he has met the applicable standard of conduct.

          (F) SAVINGS CLAUSE. The indemnification and advancement of expenses
              ---------------
provided by this Section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, resolution, agreement, vote of shareholders, or disinterested Directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee, or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person so long as such rights are consistent with the Georgia Business Corporation Code.

          (G) INSURANCE. The Corporation may purchase and maintain insurance on
              ----------
behalf of any person who is or was a Director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section.

          (H) DEFINITION OF "CORPORATION". For purposes of this Article,
              ----------------------------
reference to the "Corporation" shall include, in addition to the surviving or new corporation, any merging or consolidated corporation (including any merging or consolidating corporation of a merging or consolidating corporation) absorbed in a merger or consolidation so that any person who is or was a director, officer, employee or agent of such merging or consolidating corporation, or who is or was serving at the request of such employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity; provided no indemnification under subsections (a) and (b) of this Section permitted by this subsection shall be mandatory under this subsection or any by-law of the surviving or new corporation without the approval of such indemnification by the board of directors or shareholders of the surviving new corporation in the manner provided in subsection (d) of this Section.

          (I) SAVINGS CLAUSE AND SUBSEQUENT LEGISLATION. If this Section 14 or
              ------------------------------------------
any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person referred to in subsections (a) and (b) of this Section as to any cost, charge and expense (including attorneys' fees and related disbursements), judgment, fine (including, without limitation, ERISA excise taxes and penalties) and amount paid in settlement with respect to any action, suit or proceedings, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Section 14 that shall not have been invalidated and to the full extent permitted by applicable law. The Corporation shall indemnify the persons referred to in subsections (a) and (b) of this Section to the fullest extent permitted by the Georgia Business Corporation Code, as amended from time to time.

                                   ARTICLE V
                                   OFFICERS
                                    ---------

         SECTION 1.  OFFICERS. The Executive Officers of the Corporation shall
                     ---------
be chosen by the Board of Directors as soon as may be practicable after the Annual Meeting of shareholders. The officers shall include a Chief Executive Officer, a President, a Secretary, a Treasurer, and may include one or more Vice Presidents and such other officers and assistant officers, having such authority as the Board may from time to time provide. One person may hold more than one of any such offices. Each officer shall hold his office during, and may be removed from office at, the pleasure of the Board, unless a special contract, approved by the Board, provides for tenure and compensation for a definite period of time.

         SECTION 2.  CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall
                     ------------------------
have general and active management of the operation of the Corporation, shall be responsible for the administration of the Corporation and the execution of corporate policy, and shall have such other authority and perform such other duties as shall be assigned to him by the Board of Directors. He shall preside at shareholders' meetings and at meetings of the Board of Directors, and shall prescribe the duties of all other officers when not otherwise prescribed by these By-Laws or by the Board of Directors, and shall have authority to institute or defend legal proceedings and to employ counsel with respect thereto. In the event of the death or disability of the Chief Executive Officer, the Board of Directors shall designate a successor Chief Executive Officer, with no automatic line of succession being established under these By-laws.

         SECTION 3.  PRESIDENT. The President shall have administrative
                     ----------
authority for the affairs of the Corporation, shall have such further authority and perform such other duties as may be provided for him by these By-Laws and by the Board of Directors. The President shall report to the Chief Executive Officer.

         SECTION 4.  VICE PRESIDENT. The Vice President shall have such
                     ---------------
authority and perform such duties as shall be assigned to him by the Board of Directors, and shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. When more than one Vice President is elected, the Board may specify an order of seniority among such Vice Presidents.

         SECTION 5.  SECRETARY. The Secretary shall keep the Corporate records
                     ----------
and the Corporate seal, give due notice of meetings of shareholders and Directors, have responsibility for preparing minutes of the Directors' and shareholders' meetings and authenticating records of the Corporation, and perform such other duties as shall be assigned to him by the Board of Directors. If there is no Treasurer or Assistant Treasurer then in office, the Secretary shall have the duties set forth in Section 6 as to the Treasurer.

         SECTION 6.  TREASURER. The Treasurer shall have custody of the funds of
                     ----------
the Corporation, which shall be kept in such banks or depositories as the Board may designate. The Treasurer shall keep full and accurate records of receipts and disbursements and perform all other duties pertaining to the office as may be assigned to him by the Board of Directors.

         SECTION 7.  SALARY. The Board of Directors shall fix the salaries of
                     -------
the officers of the Corporation. The salaries of other agents and employees of the Corporation may be fixed by the Board of Directors, or by the officer employing such agent or employee.

                                   ARTICLE VI
                                 CAPITAL SHARES
                                 --------------

         SECTION 1.  CERTIFICATES FOR SHARES. The interest of each shareholder
                     ------------------------
of the Corporation, upon payment in full for his shares, shall be evidenced by certificates for shares in such form as the Board of Directors may from time to time prescribe. No certificate shall be valid unless it is signed by the President or a Vice President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation. The signatures may be either manual or facsimile signatures. In case any officer who has signed any certificate ceases to be an officer of the Corporation before the certificate is issued, the certificate may, nevertheless, be issued by the Corporation with the same effect as if the officer had not ceased to be such officer as of the date of its issue.

         SECTION 2.  TRANSFER OF SHARES. Shares of the Corporation shall be
                     -------------------
transferable on the books of the Corporation by the holder thereof in person or by his duly authorized attorney or legal representative, upon surrender and cancellation of certificates for the same number of shares of the same class, duly endorsed or accompanied by proper instruments of assignment and transfer, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.

         SECTION 3.  LOST, STOLEN OR DESTROYED CERTIFICATES. The Board of
                     ---------------------------------------
Directors or the Executive Committee may determine the conditions upon which a new share certificate of the Corporation of any class may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed; and may, in its discretion, require the owner of such certificate or his legal representative to give bond, with sufficient surety to the Corporation and the Transfer Agent, if any, to indemnify it and such Transfer Agent against any and all loss or claims which may arise by reason of the issue of a new certificate in the place of the one so lost, stolen or destroyed. The Board shall have power to determine what constitutes sufficient indemnity as to any lost certificate.

                                  ARTICLE VII
                             EXECUTION OF DOCUMENTS
                             ----------------------

         The Board of Directors may, by a proper resolution, provide for the method of signing checks, notes, drafts, bills of exchange or other instruments for the payment of money; for the transfer and sale of property; for the endorsement and registration of securities; for the assumption of liabilities; for the voting of stock held in other corporations; and for the execution of all other legal documents.

                                  ARTICLE VIII
                     WAIVER OF NOTICE, APPROVAL AND CONSENT
                     --------------------------------------

         Any notice required by these By-Laws or by law to be given to any shareholder, officer or Director, may be waived in writing, either before or after the event to which it relates, and shall be deemed waived with respect to any meeting, along with any objections to the time or place of such meeting, by appearance at such meeting, except when such person attends a meeting solely for the purpose of stating at the beginning of the meeting any objection to the transaction of business. Written approval of the minutes of any meeting, either before or after the meeting, shall be deemed a waiver of notice of such meeting and shall be deemed an appearance at such meeting.

         Any action to be taken or that may be taken at a meeting of Directors, or of any committee thereof, or of the shareholders of the Corporation, may be taken without a meeting if one or more consents in writing, setting forth the action so taken, shall be signed by all of the persons entitled to vote with respect to the subject matter thereof and such consent or consents are delivered to the Corporation for inclusion in the minutes. This paragraph is subject to any further provisions relating to action taken by written consent as may be contained within the Corporation's Articles of Incorporation.

                                   ARTICLE IX
                              AMENDMENT OF BY-LAWS
                              --------------------

         These By-Laws may be amended, added to, or repealed, by action taken by shareholders holding a majority of the outstanding shares, or by a vote of the entire Board of Directors, but any such action by the Board of Directors shall be reported to the shareholders in the notice of the next meeting of shareholders.

                                   ARTICLE X
                                PLURALITY VOTES
                                ---------------

         Except as otherwise provided by applicable law, whenever pursuant to these By-Laws action may be taken by a majority of shares represented at a Shareholders meeting or by a majority of directors present at a meeting of the Board of Directors, such action may be taken by a plurality vote, i.e., a vote in which the number of shares voted or directors voting affirmatively exceeds the number of shares voted or directors voting negatively.

                                   ARTICLE XI
                       BRANCH OFFICES - BOOKS AND RECORDS
                       ----------------------------------

         SECTION 1.  BRANCH OFFICES. The Corporation shall have power to have an
                     ---------------
office or offices and, subject to the provisions of the laws of the State of Georgia, to keep the books of the Corporation outside of said State, at such places as may from time to time be designated by the Board of Directors.

         SECTION 2.  BOOKS AND RECORDS. The Board of Directors shall have power
                     ------------------
to determine which accounts and books of the Corporation, if any, shall be open to the inspection of shareholders, except such as may, by law, be specifically open to inspection, and shall have power to fix reasonable rules and regulations, not in conflict with the applicable law, for the inspection of accounts and books which, by law or by determination of the Board of Directors, shall be open to inspection.


         These By-Laws of International CompuTex, Inc., as amended and restated effective December 17, 1996, are hereby certified as accurate and correct, this
      day of             , 1997.
-----        ------------


                                        -------------------------------
                                        Secretary